UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 30, 2021

Ferrellgas Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-11331	43-1698480
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7500 College Blvd., Suite 1000, Overland Park, Kansas	66210
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 913-661-1500

Not Applicable

Former name or former address, if changed since last report

Ferrellgas Partners Finance Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-06693-02	43-1742520
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7500 College Blvd., Suite 1000, Overland Park, Kansas	66210
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 913-661-1500

n/a

Former name or former address, if changed since last report

Ferrellgas, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50182	43-1698481
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7500 College Blvd., Suite 1000, Overland Park, Kansas	66210
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 913-661-1500

n/a

Former name or former address, if changed since last report

Ferrellgas Finance Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-50183	14-1866671
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7500 College Blvd., Suite 1000, Overland Park, Kansas	66210
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 913-661-1500

n/a

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Ferrellgas Partners, L.P.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Ferrellgas Partners Finance Corp.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Ferrellgas, L.P.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Ferrellgas Finance Corp.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Introductory Note

As previously disclosed, on January 11, 2021, Ferrellgas Partners, L.P. (the "Holdings") and Ferrellgas Partners Finance Corp. ("Holdings Finance Corp." and, together with the Holdings, the "Holdco Entities") filed voluntary petitions for relief (the "Chapter 11 Cases") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Holdco Entities' Chapter 11 Cases were jointly administered under the caption and case numbers, In re: Ferrellgas Partners, L.P. and Ferrellgas Partners Finance Corp., Chapter 11 Case No. 21-10021. On March 5, 2021, the Bankruptcy Court entered an order (the "Confirmation Order") confirming the Second Amended Prepackaged Joint Chapter 11 Plan of Reorganization of Ferrellgas Partners, L.P. and Ferrellgas Partners Finance Corp. (the "Plan").

On March 30, 2021 (the "Effective Date"), the conditions to effectiveness of the Plan were satisfied and the Confirmation Order was deemed binding upon the Holdco Entities and all other parties affected by the Plan. In satisfying the conditions of the Plan, on the Effective Date, certain restructuring transactions by Holdings, and certain financing transactions by Holdings' wholly-owned subsidiary, Ferrellgas, L.P. ("OpCo"), were completed, as further described below in this Current Report on Form 8-K.

Item 1.01Entry into a Material Definitive Agreement.

Credit Agreement

On the Effective Date, OpCo, Ferrellgas, Inc. (the "General Partner") and certain subsidiaries of OpCo, as guarantors, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the lenders, entered into a Credit Agreement (the "Credit Agreement"), which provides for a four-year revolving credit facility in an aggregate principal amount of up to $350.0 million, including a sublimit not to exceed $225.0 million for the issuance of letters of credit for a period of 60 days after the Effective Date, reducing to $200.0 million thereafter (the "New Revolving Credit Facility").

Availability

Availability under the New Revolving Credit Facility will be, at any time, an amount equal to (a) the lesser of the revolving commitment (initially $350.0 million, the "Revolving Commitment") and the Borrowing Base (as defined below) minus (b) the sum of the aggregate outstanding amount of borrowings under the New Revolving Credit Facility plus the undrawn amount of outstanding letters of credit under the New Revolving Credit Facility plus unreimbursed drawings in respect of letters of credit (unless otherwise converted into revolving loans). The "Borrowing Base" will equal the sum of: (a) $200.0 million, plus (b) 80% of the eligible accounts receivable of OpCo and its subsidiaries, plus (c) 70% of the eligible propane inventory of OpCo and its subsidiaries, valued at weighted average cost, less (d) certain reserves, as determined and subject to certain modifications by the administrative agent in its permitted discretion.

Interest rate and fees

Amounts borrowed under the New Revolving Credit Facility will, at OpCo's option, be subject to interest at either (a) for base rate loans, (i) a base rate determined by reference to the highest of (A) the rate of interest last quoted by The Wall Street Journal in the U.S. as the prime rate in effect, (B) the NYFRB Rate from time to time plus 0.50% per annum and (C) the Adjusted LIBO Rate for a one-month interest period plus 1.00% per annum plus (ii) a margin of 1.50% to 2.00% per annum depending on total net leverage or (b) for Eurodollar rate loans, (i) a rate determined by reference to the Adjusted LIBO Rate plus (ii) a margin of 2.50% to 3.00% per annum depending on total net leverage. OpCo will be required to pay an undrawn fee to the lenders on the average daily unused amount of the New Revolving Credit Facility at a rate of 0.375% to 0.50% per annum depending on total net leverage.

Prepayments

The New Revolving Credit Facility requires OpCo to (i) prepay outstanding revolving loans if, at any time while loans are outstanding under the New Revolving Credit Facility, the consolidated cash balance of OpCo and its subsidiaries exceeds $100.0 million as of the last business day of any calendar week, in an aggregate principal amount equal to such excess; and (ii) first prepay outstanding revolving loans (and, second, cash collateralize outstanding letters of credit thereafter) if, at any time while loans or letters of credit are outstanding under the New Revolving Credit Facility, there is an availability shortfall under the New Revolving Credit Facility (including as a result of the Borrowing Base being calculated on a pro forma basis to give effect to a sale or transfer of assets of OpCo or its subsidiaries and any casualty or condemnation events affecting OpCo and its subsidiaries). OpCo will be able to voluntarily prepay outstanding loans under the New Revolving Credit Facility at any time without premium or penalty, subject to customary limitations.

Guarantees and security

The General Partner, each of OpCo's direct and indirect subsidiaries, other than Ferrellgas Finance Corp. ("Finance Corp.") and Ferrellgas Receivables, LLC (the "Receivables Subsidiary"), will guarantee all obligations under the New Revolving Credit Facility. Additionally, Holdings entered into a limited-recourse guaranty of the obligations guaranteed by the other guarantors secured only with the equity interests it owns in OpCo. All obligations under the New Revolving Credit Facility, and the guarantees of those obligations, are secured by (i) a pledge of 100% of the equity interests owned by (x) the General Partner and Holdings in OpCo and (y) OpCo in the guarantor subsidiaries, subject to certain exceptions, and (ii) a security interest in substantially all other tangible and intangible assets of OpCo and each guarantor subsidiary, subject to certain permitted liens and customary exceptions, including, but not limited to agreed guarantee and collateral limitations.

Certain covenants and events of default

The New Revolving Credit Facility contains a number of covenants that, subject to certain exceptions, restrict the ability of OpCo and its subsidiaries to, among other things, incur indebtedness; incur liens; effect fundamental changes; make restricted payments; make investments, loans and advances; dispose of assets; effect sale and leaseback transactions; enter into swap agreements; make optional payments and modifications of subordinated and other debt instruments; enter into transactions with affiliates; agree to negative pledge clauses and burdensome agreements; and effect amendments to organizational documents.

The New Revolving Credit Facility also contains the following financial covenants, measured as of the end of each fiscal quarter: (a) a minimum interest coverage ratio (defined generally as the ratio of adjusted EBITDA to cash interest expense) of not less than 2.50:1.0, (b) a maximum secured leverage ratio (defined generally as the ratio of total first priority secured indebtedness to EBITDA) of not more than 2.50:1.0 and (c) a maximum total net leverage ratio (defined generally as the ratio of total indebtedness to EBITDA) (subject to an unrestricted cash netting cap of $100 million so long as availability under the New Revolving Credit Facility is less than 50% of the lesser of (i) the Revolving Commitments or (ii) the Borrowing Base, and not subject to any unrestricted cash netting cap otherwise) of not more than (A) 5.50:1.0 prior to April 30, 2022, (B) 5.25:1.0 on and after April 30, 2022, but prior to October 31, 2022, (C) 5.00:1.0 on and after October 31, 2022, but prior to April 30, 2023 and (D) 4.75:1.0 on and after April 30, 2023.

The New Revolving Credit Facility contains certain events of default, including nonpayment; inaccuracy of representations and warranties; violation of covenants; cross-default; bankruptcy events; certain ERISA events; material unpaid judgments that are unstayed; any of the loan documents for the New Revolving Credit Facility ceasing to be in full force and effect or any party thereto asserting the same; any interests created by the security documents ceasing to be enforceable and of the same priority purported to be created thereby; and change of control, among others.

The foregoing description of the Credit Agreement is only a summary and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

2026 Notes Indenture and 2029 Notes Indenture

On the Effective Date, Ferrellgas Escrow, LLC (the "Escrow Issuer), a wholly owned direct subsidiary of OpCo, and FG Operating Finance Escrow Corp. (the "Escrow Corp. Issuer" and, together with the Escrow Issuer, the "Escrow Issuers"), a wholly owned direct subsidiary of Finance Corp. (together with OpCo, the "Issuers"), as co-issuers, (i) issued $650 million aggregate principal amount of 5.375% senior notes due 2026 (the "2026 Notes") pursuant to an Indenture, dated as of the Effective Date, among the Escrow Issuers and U.S. Bank National Association, as trustee (the "Trustee") (the "Initial 2026 Notes Indenture"), and (ii) issued $825 million in aggregate principal amount of 5.875% senior notes due 2029 (the "2029 Notes" and, together with the 2026 Notes, the "Notes") pursuant to an Indenture, dated as of the Effective Date, among the Escrow Issuers and the Trustee (the "Initial 2029 Notes Indenture"), in each case, at an offering price equal to 100% of the principal thereof. The Notes were issued in an offering exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on Rule 144A and Regulation S thereunder.

Immediately after the issuance of the Notes by the Escrow Issuers on the Effective Date, (i) the Escrow Issuer and the Escrow Corp. Issuer merged with and into OpCo and the Finance Corp., respectively, and (ii) the Issuers, certain Guarantors (as defined below) and the Trustee entered into a supplemental indenture to the Initial 2026 Notes Indenture (as so supplemented, the "2026 Notes Indenture") and a supplemental indenture to the Initial 2029 Notes Indenture (as so supplemented, the "2029 Notes Indenture" and, together with the 2026 Notes Indenture, the "Indentures"), pursuant to which OpCo assumed the obligations of the Escrow Issuers under such Indentures and the Notes issued thereunder.

The Issuers received net proceeds from the offerings of the Notes of approximately $1,446.5 million, after deducting the initial purchaser's discount and estimated offering expenses. Contemporaneously with the closing of the issuance and sale of the Notes on the Effective Date, the Issuers used the net proceeds from the Notes offering, together with the net proceeds of the issuance of the Preferred Units and cash on hand, to (i) redeem or otherwise satisfy and discharge their obligations under the indentures governing all of their existing notes, consisting of (a) $500.0 million outstanding aggregate principal amount of 6.50% senior unsecured notes due 2021 (the "2021 Notes"), (b) $475.0 million outstanding aggregate principal amount of 6.75% senior unsecured notes due 2022 (the "2022 Notes"), (c) $500.0 million outstanding aggregate principal amount of 6.75% senior unsecured notes due 2023 (the "2023 Notes") and (d) $700.0 million outstanding aggregate principal amount of 10.00% senior secured first lien notes due 2025 (the "2025 Notes), in accordance with the terms thereof, (ii) in connection with such redemption or satisfaction and discharge, pay related fees, premiums and accrued and unpaid interest on the existing notes, (iii) repay all outstanding obligations under, and terminate, OpCo's existing accounts receivable securitization facility and (iv) pay fees and expenses relating to Holdings' reorganization transactions.

The Notes are senior obligations of the Issuers and are guaranteed on a senior unsecured basis by the General Partner and certain future general partners of OpCo (the "General Partner Guarantors") and certain existing and future subsidiaries of OpCo (the "Subsidiary Guarantors" and, together with the General Partner Guarantors, the "Guarantors"). From and after the Effective Date, the Notes will be guaranteed on a senior unsecured basis by each of OpCo's future restricted subsidiaries, other than future foreign subsidiaries that do not guarantee any of the Issuers' or the Subsidiary Guarantors' indebtedness, and each OpCo's future general partners, other than future general partners that do not guarantee any of the Issuers' or the Guarantors' indebtedness.

2026 Notes. The 2026 Notes will mature on April 1, 2026, bearing interest payable semi-annually in cash in arrears on April 1 and October 1 of each year, commencing on October 1, 2021, at a rate of 5.375% per annum.  At any time prior to April 1, 2023, the Issuers may redeem the 2026 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes, plus a "make-whole" premium as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, prior to April 1, 2023, the Issuers may, at their option, on any one or more occasions redeem up to 40% of the 2026 Notes in an amount not in excess of the net proceeds of certain equity offerings at a redemption price of 105.375% of the principal amount of the 2026 Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. On and after April 1, 2023, the Issuers may redeem the 2026 Notes, in whole or in part, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if redeemed during the 12 months beginning on April 1 of the years indicated below:

Year	Percentage
2023	102.688%
2024	101.344%
2025 and thereafter	100.000%

2029 Notes. The 2029 Notes will mature on April 1, 2029, bearing interest payable semi-annually in cash in arrears on April 1 and October 1 of each year, commencing on October 1, 2021, at a rate of 5.875% per annum.  At any time prior to April 1, 2024, the Issuers may redeem the 2029 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes, plus a "make-whole" premium as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, prior to April 1, 2024, the Issuers may, at their option, on any one or more occasions redeem up to 40% of the 2029 Notes in an amount not in excess of the net proceeds of certain equity offerings at a redemption price of 105.875% of the principal amount of the 2029 Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. On and after April 1, 2024, the Issuers may redeem the 2029 Notes, in whole or in part, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if redeemed during the 12 months beginning on April 1 of the years indicated below:

Year	Percentage
2024	102.938%
2025	101.469%
2026 and thereafter	100.000%

Additionally, if the Notes become due and payable prior to their stated maturities, including upon acceleration, the applicable make-whole or redemption price premium, as the case may be, shall be due and payable as if the Notes had been redeemed on that date.

If OpCo experiences certain changes of control, each holder of Notes may require the Issuers to repurchase all or a portion of its Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. Additionally, if OpCo or its restricted subsidiaries sell assets, under certain circumstances, the Issuers will be required to use the net proceeds to make an offer to purchase Notes at an offer price in cash in an amount equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding the repurchase date.

The Indentures contain customary affirmative and negative covenants restricting, among other things, the ability of OpCo and its restricted subsidiaries to incur additional indebtedness and guarantee indebtedness, pay dividends or make other distributions (including distributions to Holdings) or repurchase or redeem their capital stock, redeem or repurchase certain debt, make certain other restricted payments or investments, sell assets, incur liens, enter into transactions with affiliates, enter into agreements restricting subsidiaries' ability to pay dividends, and consolidate, merge or sell all or substantially of such entity's assets. The Indentures also restrict the ability of the General Partner to engage in certain activities.

The Indentures also contain customary events of default including, among other things, the failure to pay interest for 30 days, failure to pay principal when due, failure to observe or perform certain other covenants or agreements in the Indentures for 45 days after notice is given by the trustee or the holders of 25% of the outstanding principal amount, cross-acceleration to certain material indebtedness, failure to pay certain judgments and certain events of bankruptcy with respect to the Issuers or certain significant subsidiaries or groups of subsidiaries.

The foregoing description of the Indentures is only a summary and is qualified in its entirety by reference to the Indentures, including the form of the Notes attached thereto, copies of which are filed with this Current Report on Form 8-K as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6 and are incorporated by reference into this Item 1.01.

OpCo Investment Agreement

On the Effective Date, OpCo and the General Partner (in its capacity as the general partner of OpCo) entered into an Investment Agreement (the "Investment Agreement") with certain purchasers named therein (the "Preferred Unit Purchasers"), pursuant to which OpCo issued and sold to the Preferred Unit Purchasers $700 million of Senior Preferred Units (the "Preferred Units") in a private placement ("Preferred Units Offering"). The aggregate purchase price for the Preferred Units, net of discounts was approximately $679 million. The Investment Agreement contains customary representations and warranties by OpCo and the Preferred Unit Purchasers.

The preferences, rights, privileges and other terms of the Preferred Units are further described in Item 3.02 of this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of the Investment Agreement is only a summary and is qualified in its entirety by reference to the Investment Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated by reference into this Item 1.01.

Item 1.02Termination of a Material Definitive Agreement.

Termination of Holdings Notes Indenture

On the Effective Date, by operation of the Plan, all outstanding indebtedness of the Holdco Entities under their $357.0 million aggregate principal amount of 8.625% senior unsecured notes due June 2020 (the “Holdings Notes”) and the indenture dated as of April 13, 2010 among Holdco Entities and U.S. Bank National Association, as trustee, as supplemented by the First Supplemental Indenture thereto dated as of April 13, 2010 and the Second Supplemental Indenture thereto dated as of January 30, 2017, was discharged and cancelled.

Termination of 2021, 2022 and 2023 OpCo Indentures

On the Effective Date, OpCo irrevocably deposited funds with the applicable trustees under:

•

the indenture relating to the 2021 Notes, dated November 24, 2010 (the "2021 Notes Indenture"), among OpCo and Finance Corp., as co-issuers, and Wilmington Trust National Association, as successor trustee, pursuant to which an amount sufficient to pay and discharge the entire indebtedness on the 2021 Notes was deposited, along with the delivery of irrevocable instructions directing the trustee to apply such funds to the payment thereof upon redemption of the 2021 Notes on April 5, 2021;

•

the indenture relating to the 2022 Notes, dated November 4, 2013 (the "2022 Notes Indenture"), among OpCo and Finance Corp., as co-issuers, and BOKF, N.A., as successor trustee, pursuant to which an amount sufficient to pay and discharge the entire indebtedness on the 2022 Notes was deposited, along with the delivery of irrevocable instructions directing the trustee to apply such funds to the payment thereof upon redemption of the 2022 Notes on April 5, 2021; and

•

the indenture relating to the 2023 Notes, dated June 8, 2015, as supplemented by the first supplemental indenture dated as of June 24, 2015 and the second supplemental indenture dated as of February 12, 2016 (the "2023 Notes Indenture"), among OpCo and Finance Corp., as co-issuers, the guarantors party thereto and UMB Bank, N.A., as successor trustee, pursuant to which an amount sufficient to pay and discharge the entire indebtedness on the 2023 Notes was deposited, along with the delivery of irrevocable instructions directing the trustee to apply such funds to the payment thereof upon redemption of the 2023 Notes on April 5, 2021.

As a result, as of the Effective Date, each of the 2021 Notes Indenture, the 2022 Notes Indenture and the 2023 Notes Indenture has been discharged and has ceased to be of further effect (except as to certain expressly surviving rights) as to all outstanding 2021 Notes, 2022 Notes and 2023 Notes, and the obligations of OpCo and Finance Corp. under the 2021 Notes Indenture, 2022 Notes Indenture and the 2023 Notes Indenture and the obligations of guarantors under the 2023 Notes Indenture have been discharged and satisfied.

Termination of 2025 OpCo Indenture

On the Effective Date, OpCo redeemed all of the 2025 Notes in accordance with the terms of the indenture (the "2025 Notes Indenture"), dated as of April 16, 2020, among OpCo and Finance Corp., as co-issuers, the guarantors party thereto and Delaware Trust Company, as trustee and collateral agent. As a result, OpCo, Finance Corp. and the guarantors under the 2025 Notes have been released from their respective obligations under the 2025 Notes and the 2025 Notes Indenture.

Termination of OpCo Receivables Facility

On the Effective Date, OpCo terminated the Receivables Purchase Agreement, initially dated as of January 19, 2012 and as subsequently amended from time to time (the "Accounts Receivables Facility"), among Receivables Subsidiary, as seller, OpCo, as servicer, the purchasers party thereto, Wells Fargo Bank, N.A., as administrative agent, and Fifth Third Bank and SunTrust Bank, as co-agents. In connection with the termination of the Accounts Receivables Facility, the Receivables Subsidiary and OpCo repaid all of the outstanding obligations and fees under the Accounts Receivables Facility.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 under the headings "Credit Agreement" and "2026 Notes Indenture and 2029 Notes Indenture" is incorporated by reference into this Item 2.03.

Item 3.02Unregistered Sales of Equity Securities.

On the Effective Date, by operation of the Plan, Holdings issued an aggregate of 1.3 million Class B Units to holders of the Holdings Notes in partial satisfaction of their interests, pursuant to an exemption from the registration requirements of the Securities Act under Section 1145 of the Bankruptcy Code.

On the Effective Date, OpCo issued an aggregate of 700,000 Preferred Units in connection with the sale of Preferred Units pursuant to the Investment Agreement for an aggregate purchase price of $700 million as described in Item 1.01 above. The Preferred Units Offering resulted in aggregate net proceeds to OpCo of approximately $677 million, after deduction of purchase price discount and certain expenses and expense reimbursements. The Preferred Units Offering was made in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof, as a transaction by an issuer not involving any public offering. The terms of the Preferred Units are described below under "First Amendment to A/R OpCo LPA" in Item 5.03 of this Current Report on Form 8-K.

Information regarding the Class B Units of Holdings and the Preferred Units of OpCo are set forth under the headings "Holdings Sixth Amended and Restated Agreement of Limited Partnership" and "First Amendment to A/R OpCo LPA" in Item 5.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03Material Modification to Rights of Security Holders

The information set forth in Items 1.01, 1.02, 3.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Sixth Amended and Restated Agreement of Limited Partnership of Holdings

On the Effective Date, the General Partner executed the Sixth Amended and Restated Agreement of Limited Partnership of Holdings (the "Amended Holdings LPA"), which amended and restated in its entirety Holding's Fifth Amended and Restated Agreement of Limited Partnership.

The terms of the Amended Holdings LPA provide for the restructuring of Holdings and issuance of Class A Units and Class B Units as contemplated by the terms of the Plan, pursuant to which (i) all current holders of Holdings' existing Common Units received one Class A Unit for every twenty Common Units held by such holder on such date and the Common Units were combined into Class A Units, and (ii) 1.3 million Class B Units were issued to the holders of the Holdings Notes in exchange for such holders' contribution of Holdings Notes to Holdings as capital contribution;

In furtherance of the restructuring transactions as described in the immediately preceding paragraph, the Amended Holdings LPA includes the following terms:

•

Holdings may, subject to certain conditions, issue additional Class A Units to such parties as determined at the discretion of Holdings, upon consent by the holders of the requisite percentage of Class B Units as specified in the Amended Holdings LPA (the "Requisite Class B Units"), which refers to: (i) if the initial majority holder of Class B Units holds at least 50% of Class B Units, holders of at least 50% of the outstanding Class B Units, or (ii) if the initial majority holder of Class B Units holds less than 50% of Class B Units, holders of at least one-third of the outstanding Class B Units;

•

distributions to Class A Units and Class B Units shall be made at a ratio of no less than 6:1 in favor of the Class B Units on an aggregate basis until holders of Class B Units receive distributions in the aggregate amount equaling $357.0 million (which is the outstanding principal amount of the Holdings Notes), upon receipt of which the Class B Units will be converted to Class A Units at the applicable conversion rate, set forth in the table below, at the option of Holdings in the first five years after the Effective Date and, thereafter, automatically upon distribution of $357.0 million.

Year following Effective Date	Conversion Factor
1	1.75x
2	2.00x
3	3.50x
4	4.00x
5	5.00x
6	6.00x
7	7.00x
8	10.00x
9	12.00x
10	25.00x

•

in the first five years after the Effective Date, Holdings may redeem the Class B Units, in full, at a price equal to an amount that will result in an internal rate of return with respect to the Class B Units equal to the sum of (i) 300 basis points and (ii) the internal rate of return for OpCo's Preferred Units as specified in the Amended Holdings LPA, subject to the minimum redemption price of $302.08 per unit, less any cash distributed prior to the redemption, if called in the first year after issuance;

•

during the first five years following the Effective Date, after Holdings has distributed $356 million in distributions to holders of the Class B Units, Holdings will have the option to hold cash for 6 months at either Holdings or Holdings Finance Corp. for the sole purpose of redeeming the Class B Units; provided, however, if the funds held are not used to redeem the Class B Units, such funds will either be distributed to holders of the Class B Units and Class A Units or returned to OpCo;

•

Holdings will only be able to call the Class B Units to the extent it receives sufficient distributions from OpCo, and OpCo will be limited in its ability to make distributions by the Indentures that govern the Notes, the Credit Agreement that governs the New Revolving Credit Facility and the terms of the Preferred Units;

•

the holders of Class B Units will have the right to acquire the general partner interests in Holdings and OpCo, without the approval of the General Partner, Holdings, the holders of the Class A Units or OpCo, if the Class B Units are still outstanding and have not been converted to Class A Units by the earlier of (i) a material breach of the covenants in favor of the Class B Units under the Amended Holdings LPA or the Amended OpCo LPA that is not cured within the time period specified therein and (ii) the 10th anniversary of the Effective Date; and

•

the holders of Class B Units will be permitted to designate one independent director to the Board of the General Partner in accordance with a voting agreement among the General Partner, Ferrell Companies, Inc. ("FCI"), the sole stockholder of the General Partner, and the holders of Holdings Class B Units and the General Partner's bylaws.

The Amended Holdings LPA contains certain covenants for the benefit of holders of the Class B Units, including, among others, (i) requirements that all cash received from OpCo (with exceptions for administrative matters) will be distributed to unitholders, (ii) without the approval of the holders of the Requisite Class B Units, none of Holdings, OpCo or their respective subsidiaries may (a) incur indebtedness in excess of $75.0 million, other than certain refinancing transactions, (b) issue or redeem outstanding equity interests (other than the Preferred Units) or (c) engage in certain related party transactions, asset sales, investments, contributions or other transfers of assets, in each case above a specified threshold; and (iii) limitations on material changes to the business or operations of Holdings and OpCo, as well as amendments of the respective partnership agreements and changes in governance.

Beneficial owners of more than 20% of the Class A Units will not be permitted to vote that portion of their Class A Units that is greater than 20% during certain periods with respect to certain matters, so long as James E. Ferrell remains Chairman of the Board of Directors of the continuing general partner or James E. Ferrell designates a successor as Chairman of the Board of Directors, which is approved by a majority of the Board of the General Partner, which majority includes the Class B Independent Director voting to approve such successor and such Class B Independent Director cannot unreasonably withhold such approval.

The description of the Amended Holdings LPA is qualified in its entirety by reference to the full text of the Amended Holdings LPA, a copy of which is filed as Exhibit 3.1 hereto, and is incorporated into this Item 5.03 by reference.

Fifth Amended and Restated Agreement of Limited Partnership of OpCo

On the Effective Date, the General Partner executed the Fifth Amended and Restated Agreement of Limited Partnership of OpCo (the "Amended OpCo LPA"), amending and restating in its entirety OpCo's Fourth Amended and Restated Agreement of Limited Partnership. The Amended OpCo LPA made various changes in order to implement the transactions effected by Holdings and OpCo in accordance with the Plan, and made such other changes as the Board of the General Partner determined to be necessary and appropriate.

The description of the Amended OpCo LPA is qualified in its entirety by reference to the full text of the Amended OpCo LPA, a copy of which is filed as Exhibit 3.2 hereto, and is incorporated into this Item 5.03 by reference.

First Amendment to the Amended OpCo LPA

On the Effective Date, the General Partner also executed a First Amendment to the Amended OpCo LPA (the "OpCo LPA Amendment") for the purpose of setting forth the preferences, rights, privileges and other terms of the Preferred Units issued to Preferred Unit Purchasers pursuant to the Investment Agreement, and making such additional amendments thereto as the Board of the General Partner determined to be necessary and appropriate.

Distributions

OpCo will pay to the holders of each Preferred Unit a cumulative, quarterly distribution (the "Quarterly Distribution") at the Distribution Rate (as defined below) on the unit purchase price of such Preferred Unit, which is $1,000 per unit (the "Purchase Price").

"Distribution Rate" means, for the first five years after the Effective Date, a rate per annum equal to 8.956%, with certain increases in the Distribution Rate on each of the 5th, 6th and 7th anniversaries of the Effective Date, subject to a maximum rate of 11.125% and certain other adjustments and exceptions.

The Quarterly Distribution will be paid in cash; provided, that OpCo may, at its option in its sole discretion, pay any Quarterly Distribution "in kind" through the issuance of additional Preferred Units ("PIK Units") at the quarterly Distribution Rate plus an applicable premium that escalates each year from 75 bps to 300 bps so long as the Preferred Units remain outstanding ("PIK Penalties"). In the event OpCo fails to make any Quarterly Distribution in cash, such Quarterly Distribution will automatically be paid in PIK Units.

The Distribution Rate on the Preferred Units will increase upon violation of certain protective provisions for the benefit of Preferred Unit holders notwithstanding the cap mentioned above.

Tax Distributions

For any quarter in which OpCo makes a Quarterly Distribution in PIK Units in lieu of cash, it shall make a subsequent cash distribution for such quarter in an amount equal to the (i) the lesser of (x) 25% and (y) the highest combined federal, state and local tax rate applicable for corporations organized in New York, multiplied by (ii) the excess (if any) of (A) one-fourth (1/4th) of the estimated taxable income to be allocated to the holders of Preferred Units for the year in which the Quarterly Tax Payment Date (which refers to certain specified dates that next follow a Quarterly Distribution date on which PIK Units were issued) occurs, over (B) any cash paid on the Quarterly Distribution date immediately preceding the Quarterly Tax Payment Date on which a quarterly tax amount would otherwise be paid (such amount, the "Tax Distribution"). Tax Distributions are treated as advances against, and reduce, future cash distributions of Quarterly Distributions and Additional Amounts (as defined below) and/or the Redemption Price (as defined below).

Additional Amounts for Certain Purchasers

OpCo will pay certain additional amounts of cash (the "Additional Amounts") as necessary to certain Preferred Unit Purchasers that are holding their interests through Blockers (as defined below). In the event of a partial redemption of Preferred Units held by Blockers or the transfer of Preferred Units held by Blockers, the calculation of Additional Amounts will take such partial redemptions or transfers into account and the Additional Amounts will be reduced proportionately. A "Blocker" means a U.S. entity, owned and organized by certain original purchasers of Preferred Units who are non-U.S. persons or tax exempt for U.S. tax purposes, which is treated as a corporation for U.S. tax purposes. Only certain original Preferred Unit Purchasers who hold their Preferred Units through Blockers are, and none of their transferees is, entitled to Additional Amounts.

Issuer Redemption Right

OpCo has the right to redeem all or a portion of the Preferred Units for cash, pro rata and at any time and from time to time, including in connection with a Change of Control (as defined in the OpCo LPA Amendment), in an amount per Preferred Unit (the "Redemption Price") equal to, without duplication, the sum of (a) the greater of (i) the amount necessary to result in a MOIC of 1.47x in respect of the Purchase Price of such Preferred Unit and (ii) the amount necessary to result in the applicable internal rate of return equal to 12.25%, subject to increase under certain circumstances where OpCo elects to pay Quarterly Distributions in PIK Units in more than four quarters. A partial redemption of the Preferred Units is permitted only in the event the aggregate amount to be paid in respect of all Preferred Units included in such partial redemption exceeds $25 million.

"MOIC" means, with respect to a Preferred Unit, a multiple on invested capital equal to the quotient determined by dividing (A) the sum of (x) the aggregate amount of all distributions made in cash with respect to such Preferred Unit prior to the applicable date of determination, with certain exclusions, plus (y) each Redemption Price paid in cash in respect of such Preferred Unit, on or prior to the applicable date of determination, by (B) the Purchase Price of such Preferred Unit.

Investor Redemption Right

In the event that (i) any Class B Units of Holdings are outstanding, or (ii) in the event that (x) no Holdings' Class B Units are outstanding, and (y) no more than 233,300 Preferred Units are outstanding, at any time on and after the tenth anniversary of the Effective Date, to the extent the Preferred Units have not been fully redeemed prior to such time, the Required Holders may elect, by delivery of written notice, to have OpCo fully redeem each remaining outstanding Preferred Unit for an amount in cash equal to the Redemption Price. "Required Holders" refers to both (i) holders owning at least 33.3% of the total Preferred Units outstanding and (ii) certain initial affiliated purchasers, for so long as such purchasers collectively own at least 25% of the Preferred Units outstanding at such time.

In the event that (i) no Holdings' Class B Units are outstanding and (ii) more than 233,300 Preferred Units are outstanding, the Required Holders will have the right to trigger a sale of OpCo after the tenth anniversary of the Effective Date, to the extent the Preferred Units have not been fully redeemed prior to such time. If OpCo fails to consummate a sale that would pay the Redemption Price in full within 180 days of written notice requiring such sale, the Required Holders will have the right to appoint a majority of the members of the directors onto the Board of the General Partner or such other relevant governing entity and initiate a sale of OpCo. OpCo will agree to take all actions necessary to consummate such sale.

Change of Control

Upon a Change of Control (as defined in the OpCo LPA Amendment), the Required Holders will have the option to require the redemption of all or a portion of the Preferred Units in cash in an amount equal to the Redemption Price; provided, that such Redemption Price shall not be payable unless OpCo shall have first made any required change of control offer pursuant to the Indentures governing the Notes and purchased all such Notes tendered pursuant to such offer (unless otherwise waived by such noteholders); provided, further that the Redemption Price shall be paid immediately following the purchase of such tendered Notes (if any).

Board Rights

For so long as at least 140,000 Preferred Units remain outstanding, holders of the Preferred Units have the right to designate one director to the Board of the General Partner (the "Preferred Director"), subject to approval by the

General Partner, with Craig Snyder to serve as such Preferred Director for the first twenty-four (24) months following the Effective Date, subject to certain replacement procedures during such period. Thereafter, holders of the Preferred Units, voting separately as a class, may replace the Preferred Director with a new designee upon a vote of the holders holding at least sixty-seven percent of the outstanding Preferred Units in accordance with a voting agreement among the General Partner, FCI and the Preferred Unit Purchasers.

Protective Provisions

For so long as at least $35,000,000 of Preferred Units and PIK Units remain outstanding, the partnership agreements of Holdings and OpCo include, among other things, certain covenants for the benefit of holders of Preferred Units applicable to OpCo and in certain instances Holdings, including, among other things, limitations on (i) effecting a Change of Control, (ii) amending organizational documents, (iii) issuing certain equity securities, (iv) issuing Preferred Units, (v) filing for bankruptcy, (vi) non-ordinary course investments, and (vii) incurring certain levels of indebtedness.

Ranking and Liquidation Preference

The Preferred Units rank senior to any other class or series of OpCo interests. Upon a liquidation, dissolution or winding up of OpCo, each holder of Preferred Units will be entitled to receive prior and in preference to any distribution of any assets of OpCo to the holders of any other class or series of OpCo interests, an amount per Preferred Unit equal to the Redemption Price as specified in the OpCo LPA Amendment.

Cash Distributions to Common Units

Commencing with on April 30, 2021, subject to compliance with all Quarterly Distribution and Additional Amount obligations and so long as (i) OpCo has previously redeemed each PIK Unit at the Redemption Price applicable to PIK Units, (ii) OpCo's leverage (as defined in the OpCo LPA Amendment) is below 7.25x through May 15, 2022 and 7.00x thereafter, immediately before and after giving effect to such distribution, and (iii) certain other requirements are met, OpCo will be permitted to make distributions of Available Cash (as defined in the OpCo LPA Amendment) to the common units. For the avoidance of doubt, OpCo may distribute Available Cash, without limit and in any manner, so long as it is in compliance with clauses (i) through (iii) above.

The information regarding the Class A Units and Class B Units of Holdings and the Preferred Units of OpCo set forth in Items 3.02 hereof is incorporated by reference into this Item 5.03.

The description of the OpCo LPA Amendment is qualified in its entirety by reference to the full text of the OpCo LPA Amendment, a copy of which is filed as Exhibit 3.3 hereto, and is incorporated into this Item 5.03 by reference.

Item 8.01 Other Events.

Immediately prior to the commencement of the various transactions contemplated by the Plan on the Effective Date, Ferrellgas GP II, LLC and Ferrellgas GP III, LLC (collectively, the "LLC GPs"), each of which held voting and non-economic general partner interests in OpCo, withdrew as general partners of OpCo, with FGI remaining as the sole general partner of OpCo as of the Effective Date.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Sixth Amended and Restated Agreement of Limited Partnership of Ferrellgas Partners, L.P.
3.2	Fifth Amended and Restated Agreement of Limited Partnership of Ferrellgas, L.P.
3.3	First Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of Ferrellgas, L.P.
4.1

Indenture relating to 5.375% Senior Notes due 2026, dated as of March 30, 2020, among Ferrellgas Escrow, LLC and FG Operating Finance Escrow Corp., as co-issuers, and U.S. Bank National Association, as trustee.

4.2

Assumption Supplemental Indenture relating to 5.375% Senior Notes due 2026, dated as of March 30, 2021, among Ferrellgas, L.P. and Ferrellgas Finance Corp., as co-issuers, the guarantors party thereto and U.S. Bank National Association, as trustee.

4.3	Form of 5.375% Senior Notes due 2026 (included in Exhibit 4.1).
4.4

Indenture relating to 5.875% Senior Notes due 2026, dated as of March 30, 2020, among Ferrellgas Escrow, LLC and FG Operating Finance Escrow Corp., as co-issuers, and U.S. Bank National Association, as trustee.

4.5

Assumption Supplemental Indenture relating to 5.875% Senior Notes due 2026, dated as of March 30, 2021, among Ferrellgas, L.P. and Ferrellgas Finance Corp., as co-issuers, the guarantors party thereto and U.S. Bank National Association, as trustee.

4.6	Form of 5.875% Senior Notes due 2029 (included in Exhibit 4.4).
10.1

Credit Agreement, dated as of March 30, 2021, among Ferrellgas, L.P., Ferrellgas, Inc., certain subsidiaries of OpCo, as guarantors, the lenders party hereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

10.2	Investment Agreement, dated as of March 30, 2021, among Ferrellgas, L.P., Ferrellgas, Inc. and the several purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FERRELLGAS PARTNERS, L.P. By: Ferrellgas, Inc., its general partner

Date: April 5, 2021	By:	/s/ Brian W. Herrmann
Brian W. Herrmann Interim Chief Financial Officer; Treasurer (Principal Financial and Accounting Officer)

FERRELLGAS PARTNERS FINANCE CORP.

Date: April 5, 2021	By:	/s/ Brian W. Herrmann
Brian W. Herrmann Interim Chief Financial Officer and Sole Director

FERRELLGAS, L.P. By: Ferrellgas, Inc., its general partner

Date: April 5, 2021	By:	/s/ Brian W. Herrmann
Brian W. Herrmann Interim Chief Financial Officer; Treasurer (Principal Financial and Accounting Officer)

FERRELLGAS FINANCE CORP.

Date: April 5, 2021	By:	/s/ Brian W. Herrmann
Brian W. Herrmann Interim Chief Financial Officer and Sole Director